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                                                                      Exhibit 23







INDEPENDENT AUDITORS' CONSENT


The Sands Regent:

We consent to the incorporation by reference in Registration Statement No. 33-59574 of The Sands Regent on Form S-8 of our reports dated August 6, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 1999.

Deloitte & Touche LLP
Reno, Nevada
September 27, 1999